Exhibit 10.4
LIFE360, INC. 2011 STOCK PLAN
AMENDED AND RESTATED NOTICE OF STOCK OPTION GRANT
«OPTIONEE»

(Address)

You were previously granted an option to purchase Common Stock of Life360, Inc., a Delaware corporation (the “Company”), on [Date]. The terms of the option are hereby amended and restated as follows:
Date of Grant:    «GrantDate» Exercise Price Per Share:    $«ExercisePrice» Total Number of Shares:    «NoofShares»
Total Exercise Price:    $«TotalExercisePrice»
Type of Option:    «ISO» Shares Incentive Stock Option
«NSO» Shares Nonstatutory Stock Option
Expiration Date:    «ExpirDate»
Vesting Commencement Date:
Vesting/Exercise Schedule:

«VestingCommencementDate»

So long as your Continuous Service Status does not terminate, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule: «Vesting»
Termination Period:    You may exercise this Option for 3 month(s) after
termination of your Continuous Service Status except as set out in Section 5 of the Stock Option Agreement (but in no event later than the Expiration Date). You are responsible for keeping track of these exercise periods following the termination of your Continuous Service Status for any reason. The Company will not provide further notice of such periods.
Transferability:    You may not transfer this Option.

LIFE360, INC. 2011 STOCK PLAN
STOCK OPTION AGREEMENT

Grant of Option. Life360, Inc., a Delaware corporation (the “Company”), hereby grants to
«OPTIONEE» (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Amended and Restated Notice of Stock Option Grant Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Life360, Inc. 2011 Stock Plan (the “Plan”) adopted by the Company, which is incorporated in this Stock Option Agreement (this “Agreement”) by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement or the Notice shall have the meanings defined in the Plan.
Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent this Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.
Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other incentive stock options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of
$100,000 shall be treated as subject to a nonstatutory stock option, in accordance with Section 5(c) of the Plan.
Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of Section 7(c) of the Plan as follows:
Right to Exercise.
This Option may not be exercised for a fraction of a share.
In the event of Optionee’s death, Disability or other termination of Continuous Service Status, the exercisability of this Option is governed by Section 5 below, subject to the limitations contained in this Section 3.
In no event may this Option be exercised after the Expiration Date of the Option set forth in the Notice.

Method of Exercise.
This Option shall be exercisable by execution and delivery of the Exercise Agreement attached hereto as Exhibit A, or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Company in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the aggregate Exercise Price for the purchased Shares.
As a condition to the exercise of this Option and as further set forth in Section 9 of the Plan, Optionee agrees to make adequate provision for federal, state or other applicable tax, withholding, required deductions or other payments, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise, as determined by the Company in its sole discretion.
The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of this Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the holders of capital stock of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Laws, including any applicable U.S. federal or state securities laws or any other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which this Option is exercised with respect to such Shares.
Subject to compliance with Applicable Laws, this Option shall be deemed to be exercised upon receipt by the Company of the appropriate written notice of exercise accompanied by the Exercise Price and the satisfaction of any applicable obligations described in Section 3(b)(ii) above.
Method of Payment. Payment of the Exercise Price shall be by cash or check or, following the initial public offering of the Company’s Common Stock, by Cashless Exercise pursuant to which the Optionee delivers an irrevocable direction to a securities broker (on a form prescribed by the Company and according to a procedure established by the Company).
Termination of Relationship. Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise this Option only as set forth in the Notice and this Section 5. If Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, this Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of this Option as set forth in the Notice.
General Termination. In the event of termination of Optionee’s Continuous Service Status other than as a result of Optionee’s Disability or death or Optionee’s termination for Cause, Optionee may, to the extent Optionee is vested in the Optioned Stock at the date of such termination, exercise this Option during the Termination Period set forth in the Notice.
Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s Disability, Optionee may, but only within 12 month(s) following the Termination Date, exercise this Option to the extent Optionee is vested in the Optioned Stock.
Death of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s death, or in the event of Optionee’s death within 3 month(s) following Optionee’s Termination Date, this Option may be exercised at any time within 12 month(s) following the Termination Date, or if later, 12 month(s) following the date of death by any beneficiaries designated in accordance with Section 15 of the Plan or, if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee is vested in this Option.
Termination for Cause. In the event of termination of Optionee’s Continuous Service Status for Cause, this Option (including any vested portion thereof) shall immediately terminate in its entirety upon first notification to Optionee of such termination for Cause. If Optionee’s Continuous Service Status is suspended pending an investigation of whether Optionee’s Continuous Service Status will be terminated for Cause, all Optionee’s rights under this Option, including the right to exercise this Option, shall be suspended during the investigation period.
NonTransferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee. Notwithstanding the foregoing, beginning with (i) the period when the Company begins to rely on the exemption described in Rule 12h1(f)(1) promulgated under the Exchange Act, as determined by the Board in its sole discretion, and (ii) ending on the earlier of (A) the date when the Company ceases to rely on such exemption, as determined by the Board in its sole discretion, or (B) the date when the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in
Rule 16a1(h) and Rule 16a1(b) of the Exchange Act, respectively), other than to (i) persons who are Family Members through gifts or domestic relations orders, or (ii) to an executor or guardian of Optionee upon the death or disability of Optionee. Notwithstanding the foregoing sentence, the Board, in its sole discretion, may permit transfers to the Company or in connection with a Change of Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h1(f).
LockUp Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.
Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to this Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on the Option and on any Award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan. Optionee agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Optionee acknowledges that the laws of the country in which Optionee is working at the time of grant, vesting and exercise of the Option or the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Optionee to additional procedural or regulatory requirements that Optionee is and will be solely responsible for and must fulfill.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Optionee’s current or future participation in the Plan by electronic means or to request

Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Miscellaneous.
Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.
Entire Agreement; Enforcement of Rights. This Agreement, together with the Notice to which this Agreement is attached and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior or contemporaneous discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or fortyeight (48) hours after being deposited in the
U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Optionee under this Agreement may not be assigned without the prior written consent of the Company.

[Signature Page Follows]

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement and the Life360, Inc. 2011 Stock Plan and Notice, both of which are attached to and made a part of this Agreement. Further, by signing below, you acknowledge and agree that the Option evidenced by this Stock Option Agreement and the Notice represents the only option granted to you on the Date of Grant and that you do not have any right, title, claim or interest in or to any other option to purchase shares of the Company’s Common Stock with the same Date of Grant as this Option. To the extent that you have previously received a Notice of Stock Option Grant and Stock Option Agreement evidencing an option with the same Date of Grant, you acknowledge and agree that such paperwork is null and void and not representative of any option to purchase shares of the Company’s stock.
In addition, you agree and acknowledge that your rights to any Shares underlying this Option will be earned only as you provide services to the Company over time, that the grant of this Option is not as consideration for services you rendered to the Company prior to your date of hire, and that nothing in this Agreement or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause. Also, to the extent applicable, the Exercise Price Per Share has been set in good faith compliance with the applicable guidance issued by the IRS under Section 409A of the Code. However, there is no guarantee that the IRS will agree with the valuation, and by signing below, you agree and acknowledge that the Company, its Board, officers, employees and agents shall not be held liable for any applicable costs, taxes, or penalties associated with this Option if, in fact, the IRS or any other person (including, without limitation, a successor corporation or an acquirer in a Change of Control) were to determine that this Option constitutes deferred compensation under Section 409A of the Code. You should consult with your own tax advisor concerning the tax consequences of such a determination by the IRS. For purposes of this paragraph, the term “Company” will be interpreted to include any Parent, Subsidiary or Affiliate.
THE COMPANY:

OPTIONEE:
LIFE360, INC.

«OPTIONEE»
By:

Name:

Address: Title: